Exhibit 23.0

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement (No. 333-209443) on Form S-3/A-1 of FieldPoint Petroleum Corporation of our report dated March 30, 2016, relating to our audit of the consolidated financial statements, which appears in the Annual Report on Form 10-K of FieldPoint Petroleum Corporation for the year ended December 31, 2015.

We also consent to the reference to our firm under the caption “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Hein & Associates LLP

Dallas, Texas

July 1, 2016